Exhibit 23.2.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 and Prospectus of MeriStar Hotels & Resorts, Inc. and the inclusion in the Registration Statement of MeriStar Hotels & Resorts, Inc. on Form S-1 (File No. 333-49881) of our report dated February 6, 1998 on our audits of the financial statements of Winston Hospitality, Inc. as of October 31, 1997 and December 31, 1996 and for the ten months ended October 31, 1997 and the years ended December 31, 1996 and 1995.

                                                /s/ PRICEWATERHOUSECOOPERS LLP
                                                ------------------------------

Raleigh, North Carolina
August 3, 1998

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